CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated December 10, 1999, accompanying the November 30, 1999 financial statements of Capstone Government Income Fund, a series of shares of Capstone Christian Values Fund, Inc. (formerly, Capstone Fixed Income Series, Inc.), which are incorporated by reference in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.


                                              BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
March 27, 2000